Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Groupon, Inc. 2011 Incentive Plan, of our report dated March 30, 2016, with respect to the consolidated financial statements of Monster Holdings LP included in the Annual Report (Form 10-K/A) of Groupon, Inc. for the year ended December 31, 2015, filed with the Securities Exchange Commission.

/s/ Ernst & Young Han Young
Seoul, Republic of Korea
July 27, 2016